Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-40397 and No. 33-

44776) of Flow International Corporation of our report dated October 24, 2005, relating to the financial statements and supplemental schedules of the Flow International Corporation Voluntary Pension and Salary Deferral Plan included in this

Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Kirkland, Washington

November 27, 2006